Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF JANUARY 27, 2003

AMONG

PAPA JOHN’S INTERNATIONAL, INC.

THE LENDERS,

BANK ONE, KENTUCKY, NA
AS ADMINISTRATIVE AGENT

PNC BANK, NATIONAL ASSOCIATION
AS SYNDICATION AGENT

AND

BANC ONE CAPITAL MARKETS, INC.
AS LEAD ARRANGER AND SOLE BOOK RUNNER

$175,000,000 AGGREGATE COMMITMENT

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

ARTICLE 2. THE CREDITS
2.1	Commitment at Closing
2.2	Required Payments; Termination
2.3	Ratable Loans
2.4	Types of Advances
2.5	Facility Fee; Reductions in Aggregate Commitment
2.6	Minimum Amount of Each Advance
2.7	Optional Principal Payments
2.8	Method of Selecting Types and Interest Periods for New Advances
2.9	Conversion and Continuation of Outstanding Advances
2.10	Changes in Interest Rate, etc
2.11	Rates Applicable After Default
2.12	Method of Payment
2.13	Noteless Agreement; Evidence of Indebtedness.
2.14	Telephonic Notices
2.15	Interest Payment Dates; Interest and Fee Basis
2.16	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions
2.17	Lending Installations
2.18	Non-Receipt of Funds by the Agent
2.19	Facility LCs
2.20	Extension of Facility Termination Date
2.21	Replacement of Lender
2.22	Limitation of Interest
2.23	Increase in Commitments.

ARTICLE 3. YIELD PROTECTION; TAXES
3.1	Yield Protection
3.2	Changes in Capital Adequacy Regulations
3.3	Availability of Types of Advances
3.4	Funding Indemnification
3.5	Taxes
3.6	Lender Statements; Survival of Indemnity

ARTICLE 4. CONDITIONS PRECEDENT
4.1	Initial Credit Extension
4.2	Each Credit Extension

ARTICLE 5. REPRESENTATIONS AND WARRANTIES
5.1	Existence and Standing

i

5.2	Authorization and Validity
5.3	No Conflict; Government Consent
5.4	Financial Statements
5.5	Material Adverse Change
5.6	Taxes
5.7	Litigation and Contingent Obligations
5.8	Subsidiaries
5.9	ERISA
5.10	Accuracy of Information
5.11	Regulation U
5.12	Material Agreements
5.13	Compliance With Laws
5.14	Ownership of Properties
5.15	Plan Assets; Prohibited Transactions
5.16	Environmental Matters
5.17	Investment Company Act
5.18	Public Utility Holding Company Act
5.19	Subordinated Indebtedness
5.20	Post-Retirement Benefits
5.21	Insurance
5.22	Solvency

ARTICLE 6. COVENANTS
6.1	Financial Reporting
6.2	Use of Proceeds
6.3	Notice of Default
6.4	Conduct of Business
6.5	Taxes
6.6	Insurance
6.7	Compliance with Laws
6.8	Maintenance of Properties
6.9	Inspection
6.10	Dividends
6.11	Indebtedness
6.12	Merger, etc
6.13	Sale of Assets
6.14	Investments and Acquisitions
6.15	Liens
6.16	Affiliates
6.17	Financial Covenants.
6.18	Subsidiaries, Partnerships and Joint Ventures

ARTICLE 7. DEFAULTS

ARTICLE 8. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1	Acceleration; Facility LC Collateral Account
8.2	Amendments
8.3	Preservation of Rights

ARTICLE 9. GENERAL PROVISIONS
9.1	Survival of Representations

9.2	Governmental Regulation
9.3	Headings
9.4	Entire Agreement
9.5	Several Obligations; Benefits of this Agreement
9.6	Expenses; Indemnification.
9.7	Numbers of Documents
9.8	Accounting
9.9	Severability of Provisions
9.10	Nonliability of Lenders
9.11	Confidentiality
9.12	Nonreliance
9.13	Course of Dealing
9.14	Time of Essence
9.15	Acceptance of Partial Performance not a Waiver

ARTICLE 10. THE AGENT
10.1	Appointment; Nature of Relationship
10.2	Powers
10.3	General Immunity
10.4	No Responsibility for Loans, Recitals, etc
10.5	Action on Instructions of Lenders
10.6	Employment of Agents and Counsel
10.7	Reliance on Documents; Counsel
10.8	Agent’s Reimbursement and Indemnification
10.9	Notice of Default
10.10	Rights as a Lender
10.11	Lender Credit Decision
10.12	Successor Agent
10.13	Agent and Arranger Fees
10.14	Delegation to Affiliates

ARTICLE 11. SETOFF; RATABLE PAYMENTS
11.1	Setoff
11.2	Ratable Payments

ARTICLE 12. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1	Successors and Assigns
12.2	Participations
12.3	Assignments
12.4	Dissemination of Information
12.5	Tax Treatment

ARTICLE 13. NOTICES
13.1	Notices
13.2	Change of Address

ARTICLE 14. COUNTERPARTS AND FACSIMILES

ARTICLE 15. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1	CHOICE OF LAW
15.2	CONSENT TO JURISDICTION
15.3	WAIVER OF JURY TRIAL

PRICING SCHEDULE

EXHIBIT 2.8 BORROWING NOTICE

EXHIBIT 2.9 FORM OF CONVERSION/CONTINUATION NOTICE

EXHIBIT 2.13 NOTE
SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL TO NOTE

SCHEDULE 1 SUBSIDIARIES AND OTHER INVESTMENTS

SCHEDULE 2 EXISTING INDEBTEDNESS AND LIENS

EXHIBIT 2.23 FORM OF LENDER JOINDER
ANNEX I TERMS AND CONDITIONS FOR LENDER JOINDER
SCHEDULE 1 ADMINISTRATIVE QUESTIONNAIRE
SCHEDULE 1 US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

EXHIBIT 4.1 (vi) FORM OF OPINION

EXHIBIT 4.1 (viii) LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT 6.1 COMPLIANCE CERTIFICATE
SCHEDULE 1 TO COMPLIANCE CERTIFICATE

EXHIBIT 6.14 FORM OF ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 12.3 ASSIGNMENT AND ASSUMPTION AGREEMENT
ANNEX 1 TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
SCHEDULE 1 ADMINISTRATIVE QUESTIONNAIRE
SCHEDULE 1 US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

TRANSFERRED LETTERS OF CREDIT SCHEDULE

CREDIT AGREEMENT

This Credit Agreement, dated as of January 27, 2003, is entered into among PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation, the LENDERS, PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent, and BANK ONE, KENTUCKY, NA, as Administrative Agent.  The parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Each reference in this Agreement to a Schedule or Exhibit shall mean a Schedule or Exhibit to this Agreement unless expressly otherwise indicated and all such Schedules and Exhibits are incorporated by reference herein.  As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition Compliance Certificate” is defined in Section 6.14.

“Administrative Agent” means Bank One acting as the Agent.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means Bank One in its capacity as contractual representative of the Lenders pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 10.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, in the initial amount of $175,000,000, as increased or reduced from time to time pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

“Annual Administrative Agent’s Fee” is defined in Section 10.13.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangement Fee” is defined in Section 10.13.

“Arranger” means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Assumption Agreement” is defined in Section 12.3.1.

“Authorized Officer” means any of the following officers of the Borrower, acting singly: Chairman, Chief Administrative Officer, Senior Vice President of Finance, Chief Development Officer, General Counsel, and Secretary.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bank One” means Bank One, Kentucky, NA, a national banking association having its principal office in Louisville, Kentucky, in its individual capacity, and its successors.

“Base Amount” is defined in Section 6.17.

“Borrower” means Papa John’s International, Inc., a Delaware corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.8.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville, Kentucky and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville, Kentucky for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalent Investments” means (i) obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone), is not subject to any contingency regarding the payment of principal or interest, and has a maturity of one year or less.

“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower; or (ii) any individual who as of the date of this Agreement has beneficial ownership of 20% or more of the outstanding shares of voting stock of the Borrower and is a member of the board of directors of Borrower ceases to own beneficially at least 20% of the outstanding shares of the voting stock of the Borrower or to be a member of the board of directors of Borrower as a result, in either case, of circumstances other than the death or disability of such individual.

“Closing” means the satisfaction of all of the conditions to the initial Credit Extension as set forth in Article 4.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Compliance Certificate” is defined in Section 6.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any increase thereof pursuant to Section 2.23, or any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms of this Agreement.

“Commitment Increase Effective Date” is defined in Section 2.23.3.

“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation, (iv) amortization and (v) other non-cash charges to net income, minus, to the extent included in Consolidated Net Income, non-cash credits to Consolidated Net Income, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Indebtedness” means at any time the Indebtedness of the Borrower (and all of its Subsidiaries, unless expressly otherwise indicated) calculated on a consolidated basis as of such time.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (including pursuant to a Guaranty Agreement), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, reimbursement obligations under Letters of Credit, or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.9.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Default” means an event described in Article 7.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Excluded Domestic Subsidiary” means any Subsidiary that is neither a Foreign Subsidiary nor a Loan Party.

“Excluded Subsidiary” means any Subsidiary that is not a Loan Party.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Lender” is defined in Section 2.23.

“Extension Request” is defined in Section 2.20.

“Facility Fee” is defined in Section 2.5.

“Facility Fee Payment Date” means the last Business Day during each calendar quarter.

“Facility LC” is defined in Section 2.1; the term shall include the RSC Facility LC if and for so long as the RSC Letter of Credit is issued as a Facility LC.

“Facility LC Application” is defined in Section 2.19.3.

“Facility LC Collateral Account” is defined in Section 2.19.11.

“Facility Termination Date” means January 15, 2006 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms of this Agreement.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fee Letter” is defined in Section 10.13.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any Rate Management Transaction.

“Flex-Pricing Provision” means any term or provision of any fee letter, commitment letter or term sheet delivered in connection with the transaction which is the subject of this Agreement which purports to permit the Agent or the Arranger to change any or all of the structure, terms or pricing of the credit facility evidenced by this Agreement either before or after the closing of this Agreement in order to allow the Agent and/or Arranger to successfully syndicate such credit facility either before or after the closing of this Agreement.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a country other than the United States of America.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as in effect from time to time applied on a consistent basis both as to classification and amounts.

“Guarantor” means the Initial Guarantors and other Persons now or at anytime hereafter that guarantee payment of all or any portion of the Obligations.

“Guaranty” or “Guaranties” of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Guaranty Agreement” means a document in form and substance acceptable to Lender establishing the guaranty of any Guarantor.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) Contingent Obligations, including pursuant to Letters of Credit and Guaranties, (ix) obligations under or in connection with Rate Management Transactions and other Financial Contracts, (x) Off-Balance Sheet Liabilities, including Sale Leaseback Transactions, and (xi) obligations under Operating Leases; provided, however, it is expressly agreed that the Indebtedness of Borrower pursuant to the RSC/Borrower Letter of Credit, for so long as the same has not been drawn against and to the extent of not more than $18,000,000 at any time outstanding, shall not be deemed Indebtedness under this Agreement for the purposes of calculating the Leverage Ratio pursuant to either (a) Section 6.17.1, or (b) the Pricing Schedule.

“Initial Guarantors” means, collectively, Papa John’s USA, Inc., Papa John’s Support Services, Inc., Capital Delivery, Ltd., Risk Services Corp. and PJ Food Service, Inc., each a Kentucky corporation, and PJFS of Mississippi, Inc., a Mississippi corporation.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three, six or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, six or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Jeffersontown IRB” means that certain $7,500,000 Industrial Revenue Bond issued by the City of Jeffersontown, Kentucky on December 27, 1997 and the $62,700,000 Industrial Revenue Bond issued by the City of Jeffersontown, Kentucky on November 9, 1999, and the $10,000,000 Industrial Revenue Bond issued by the City of Jeffersontown, Kentucky on December 20, 2000, the same being supported by the sale and leaseback of property located at 2002 Papa John’s Boulevard, Jeffersontown, Kentucky.

“LC Fee” is defined in Section 2.19.4.

“LC Issuer” means (a) on the date of Closing, PNC in the case of the Transferred Letters of Credit that are to become Facility LCs as a condition to Closing pursuant to Section 4.1 and, (b) in the case of each other Facility LC, Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) and any other Lender selected by Borrower (or by RSC in the case of the RSC Facility LC) with the consent of that Lender and with the consent of the Agent (provided such consent from the Agent is not unreasonably withheld) in its capacity as issuer of one or more Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Obligations Limit” means (i) $20,000,000 from the date of this Agreement until December 31, 2003, (ii) $25,000,000 on December 31, 2003 and thereafter until December 31, 2004, and (iii) $30,000,000 on December 31, 2004 until the Facility Termination Date.

“LC Payment Date” is defined in Section 2.19.5.

“Lender Joinder” is defined in Section 2.23.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

“Letter of Credit” of a Person means a standby or commercial letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” is defined in Section 6.17.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article 2 (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.13, any Guaranty Agreement and each other document entered into to evidence, guarantee, secure or otherwise in connection with the Obligations.

“Loan Party” means the Borrower and the Guarantors.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“New Commitment Provider” is defined in Section 2.23.

“New Lender” is defined in Section 2.23.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.13.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last Business Day of each calendar month occurring after the date of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” is defined in Section 6.14.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“PNC” means PNC Bank, National Association, a national banking association having its principal office in Pittsburgh, Pennsylvania, in its individual capacity, and its successors.

“Pricing Schedule” means the Pricing Schedule attached to this Agreement and identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Prior Credit Agreement” is defined in Section 4.1.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower and RSC then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Consolidated Net Worth” is defined in Section 6.17.3.

“Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least a majority of the Aggregate Outstanding Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Response Date” is defined in Section 2.20.

“RSC” means RSC Insurance Services Ltd., a Bermuda corporation that is a Subsidiary of Borrower.

“RSC/Borrower Letter of Credit” means a Letter of Credit, in an amount not greater than the amount from time to time of the RSC Letter of Credit, issued for the account of Borrower in favor of RSC to facilitate the underwriting by RSC of insurance for franchisees of Borrower in the ordinary course of Borrower’s business and that Borrower intends to be drawn against promptly following, and in an amount equal to the amount of, any drafts drawn under the RSC Letter of Credit.

“RSC Facility LC” means the RSC Letter of Credit if, and only for so long as, the same is a Facility LC.

“RSC Guaranty” means the absolute, unconditional guaranty of payment to Lenders by the Guarantors of the Reimbursement Obligations of RSC.

“RSC Guaranty Agreement” means a document in form and substance satisfactory to Lender establishing the RSC Guaranty.

“RSC Letter of Credit” means a Letter of Credit issued for the account of RSC in favor of a reinsurance company incidental to the underwriting by RSC of insurance for franchisees of Borrower in the ordinary course of Borrower’s business.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Syndication Agent” means PNC in its capacity as syndication agent for the Lenders, and any successors to PNC in such capacity designated by the Required Lenders with the consent of the Borrower.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.4.

“Transferred Letters of Credit” means Letters of Credit outstanding on the date of this Agreement that were issued by PNC for the account of Borrower or RSC, as applicable, and that are more particularly described on the Transferred Letters of Credit Schedule.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Upfront Fee” is defined in Section 4.1.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2.

THE CREDITS

2.1                                 Commitment at Closing.  From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Loans to the Borrower and (ii) participate in (a) Letters of Credit issued upon the request and for the account of the Borrower, and (b) the RSC Letter of Credit if issued upon the request and for the account of RSC (the Letters of Credit issued pursuant to clauses (a) and (b) of this sentence are referred to collectively as “Facility LCs”) provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Outstanding Credit Exposure shall not exceed its Commitment and conditioned, in the case of the RSC Facility LC, upon the execution and delivery to Agent prior to the issuance thereof of the RSC Guaranty Agreement and, if requested by Agent, a certified copy of resolutions of the governing body of RSC authorizing the request for the issuance of the RSC Facility LC.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.  The Commitments to extend credit hereunder shall expire on the Facility Termination Date.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

2.2                                 Required Payments; Termination.  The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.3                                 Ratable Loans.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4                                 Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.5                                 Facility Fee; Reductions in Aggregate Commitment.  The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a facility fee (“Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Facility Fee Payment Date hereafter and on the Facility Termination Date.  The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least five Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure.  All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.6                                 Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.7                                 Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days’ prior notice to the Agent.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’ prior notice to the Agent.

2.8                                 Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 10:00 a.m. (Louisville, Kentucky time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)                                     the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)                                  the aggregate amount of such Advance,

(iii)                               the Type of Advance selected, and

(iv)                              in the case of each Eurodollar Advance, the Interest Period applicable thereto.

A Borrowing Notice may be made verbally, but if so shall be immediately confirmed in writing by Borrower to Agent substantially in the form of Exhibit 2.8.  Not later than noon (Louisville, Kentucky time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Louisville, Kentucky to the Agent at its address specified pursuant to Article 13.  The Agent will make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

2.9                                 Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance, substantially in the form of Exhibit 2.9, not later than 10:00 a.m. (Louisville, Kentucky time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.10                           Changes in Interest Rate, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.

2.11                           Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.12                           Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article 13, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders.  Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Agent from such Lender.  The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.  Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19.6.

2.13	Noteless Agreement; Evidence of Indebtedness.

(i)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)

The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)

Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent substantially conforming to Exhibit 2.13.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.14                           Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.15                           Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16                           Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder.  The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17                           Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18                           Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19                        Facility LCs.

2.19.1                  Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue Facility LCs, and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower (or RSC, in the case of the RSC Facility LC); provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the LC Obligations Limit, and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment.  No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance.  Facility LCs may be denominated in foreign currencies acceptable to the LC Issuer and the Agent.

2.19.2                  Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.19.3                  Notice.  Subject to Section 2.19.1, the Borrower (or RSC, in the case of the RSC Facility LC) shall give the LC Issuer (and the Agent, if the Agent is not the LC Issuer in the case of the Facility LC being requested) notice prior to 10:00 a.m. (Louisville, Kentucky time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article 4 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.19.4                  LC Fees.  The Borrower shall pay to the Agent (on behalf of RSC, in the case of the RSC Facility LC), for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date, and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount equal to 1% of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an “LC Fee”).  The Borrower (on behalf of RSC, in the case of the RSC Facility LC) shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC that is a standby Letter of Credit, a fronting fee in an amount equal to 0.125% of the face amount of the Letter of Credit, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

2.19.5                  Administration; Reimbursement by Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower (and RSC, if applicable) and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Louisville, Kentucky time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.19.6                  Reimbursement by Borrower.  The Borrower (and RSC, if applicable) shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or RSC or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date.  The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5.  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article 4), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.19.7                  Obligations Absolute.  The Borrower’s (and RSC’s, if applicable) obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or RSC may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower.  Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

2.19.8                  Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.19.9                  Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.19.10            Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

2.19.11            Facility LC Collateral Account.  The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article 13, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations; provided, however, that Borrower shall be under no obligation and Agent shall have no entitlement to deposit funds of Borrower into the Facility LC Collateral Account except after the occurrence and during the continuance of a Default.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days.  Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.19.12            Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.20                        Extension of Facility Termination Date.  The Borrower may request a one-year extension of the Facility Termination Date by submitting a request for an extension to the Agent (an “Extension Request”) no more than 90 and no less than 45 days prior to the third anniversary of the closing of this Agreement.  Promptly upon receipt of an Extension Request, and provided no Default or Unmatured Default is then existing, the Agent shall notify each Lender thereof and shall request each Lender to inform the Agent whether it approves the Extension Request.  Each Lender approving the Extension Request shall deliver its written consent by the date (the “Response Date”) that is no later than 30 days prior to such third anniversary of the closing of this Agreement.  If the consent of each of the Lenders is received by the Agent, the Facility Termination Date shall be extended by one year and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date.  Each Lender may elect to approve or disapprove the Extension Request in the exercise of its sole and absolute discretion.

2.21                           Replacement of Lender.  If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment and Assumption Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.22                           Limitation of Interest. The Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 2.22 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.22, even if such provision declares that it controls.  As used in this Section 2.22, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations.  In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the Commonwealth of Kentucky or the applicable laws (if any) of the United States or of any other applicable state.

2.23                        Increase in Commitments.

2.23.1                  Amount of Increase in Commitments.  The Borrower may at any time, with the consent of the Agent but without the consent of the Lenders except as provided in this Section 2.23, increase the Commitments up to an amount not to exceed $225,000,000, subject to satisfaction of each of the requirements contained in this Section 2.23.

2.23.2                  Eligibility.  Each Lender who provides an increase in the Commitments (each a “New Commitment Provider”) shall be either an existing Lender at the time of the increase (each an “Existing Lender”) or a financial institution reasonably acceptable to Agent that is not then currently a Lender (each a “New Lender”) provided, that the Borrower shall first offer any increase in the Commitments to the Existing Lenders by giving notice thereof to each of the Existing Lenders and thirty (30) Business Days to respond to such notice (failure to respond shall be deemed a rejection).

2.23.3                  Notice.  The Borrower and the Agent jointly shall notify the Lenders at least thirty (30) Business Days before the date (“Commitment Increase Effective Date”) any increase in the Commitments shall become effective.  Such notice shall state the amount of the increase in the Commitments, the names of the Lenders providing the additional Commitments and the Commitment Increase Effective Date.

2.23.4                  Minimum Amount.  Any increase in the Commitments provided by any individual Lender shall be in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof.

2.23.5                  Implementation of Increase.  On the Commitment Increase Effective Date:

(i)

Joinder.  Each New Commitment Provider shall execute and deliver to the Agent two Business Days prior to the Commitment Increase Effective Date a Joinder in the form attached as Exhibit 2.23 (“Lender Joinder”), which shall become effective on the Commitment Increase Effective Date. The Lender Joinder shall set forth the Commitment provided by the New Commitment Provider if it is a New Lender and the new amount of the Commitment and the increase in the Commitment to be provided if it is an Existing Lender. If the New Commitment Provider is a New Lender it shall on the Effective Date join and become a party to this Agreement and the other Loan Documents as a Lender for all purposes hereunder and thereunder, subject to the provisions of this Section 2.23, having a Commitment as set forth in the Lender Joinder tendered by the same.

(ii)

Floating Rate Loans.  Each New Commitment Provider shall (i) purchase from the other lenders its Pro Rata Share in any Floating Rate Loans outstanding on the Commitment Increase Effective Date, and (ii) share ratably in all Floating Rate Loans borrowed by the Borrower after the Commitment Increase Effective Date.

(iii)

Eurodollar Rate Loans.  Each New Commitment Provider shall (a) purchase from the other Lenders its Pro Rata Share in each outstanding Eurodollar Loan on the date on which the Borrower either renews its Eurodollar Loan election with respect to the Eurodollar Loan in question or converts such Eurodollar Loan to a Floating Rate Loan.  The New Commitment Provider shall not purchase an interest in such Loans from the other Lenders on the Commitment Increase Effective Date (unless the Commitment Increase Effective Date is a renewal or conversion date, as applicable, in which case the preceding sentence shall apply), and (b) shall participate in all new Eurodollar Loans borrowed by the Borrower on and after the Commitment Increase Effective Date.

(iv)	Facility LCs. Each New Commitment Provider shall participate in all Facility LCs outstanding on the Commitment Increase Effective Date according to its Pro Rata Share.

(v)	Limit on Amount. Any increase in the Commitments pursuant to this Section 2.23 may not cause the total amount of the Commitments to exceed $225,000,000.

(vi)

No Default or Unmatured Default.  There shall exist no Default or Unmatured Default on the Commitment Increase Effective Date. If a Default or Unmatured Default exists, the Borrower shall not request an increase of, and may not increase, the Commitments.

2.23.6                  No Obligation.  No Existing Lender shall be required to increase its Commitment in the event that the Borrower asks such Existing Lender to provide all or a portion of any increase in the Commitments desired by the Borrower.

ARTICLE 3.

YIELD PROTECTION; TAXES

3.1                                 Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)

subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2                                 Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3                                 Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4                                 Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5                              Taxes.

(i)

All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6                                 Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE 4.

CONDITIONS PRECEDENT

4.1                                 Initial Credit Extension.  The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders of each document described below, each in form and substance satisfactory to Agent, and each other condition set forth below has been fulfilled to the satisfaction of Agent:

(i)                                     Copies of the articles or certificate of incorporation of the Borrower and each Initial Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii)                                  Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Initial Guarantor, of its bylaws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which each is a party.

(iii)                               An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Initial Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and each Initial Guarantor authorized to sign the Loan Documents to which each is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Initial Guarantor, as applicable.

(iv)                              A certificate, signed by the principal financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(v)                                 If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(vi)                              A written opinion of the Borrower’s counsel, addressed to the Lenders in substantially the form of Exhibit 4.1 (vi), subject to such changes as are approved by the Agent.

(vii)                           Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(viii)                        Written money transfer instructions, in substantially the form of Exhibit 4.1 (viii), addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

(ix)                                One or more Guaranty Agreements entered into by, collectively, each of the Initial Guarantors.

(x)                                   A Compliance Certificate signed on behalf of Borrower.

(xi)                                Borrower shall have paid or caused to be paid (a) to Agent the amount of the Annual Administrative Agent’s Fee required pursuant to the Fee Letter, (b) to Arranger the Arrangement Fee in the amount required by the Fee Letter, (c) to Agent for the ratable benefit of the Lenders according to the Pro Rata Share of each Lender on the date of Closing, a fee (“Upfront Fee”) in the total amount of $175,000, and (d) to Agent the fee of legal counsel to Agent in the amount as heretofore agreed among Borrower, Agent and such counsel.

(xii)                             A financial plan for the Borrower for each of the three consecutive fiscal years of Borrower ending on December 31, 2005.

(xiii)                          The Agent shall have determined that (i) since October 16, 2002, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally (whether resulting from events prior to or after the date of the commitment) that would likely impair syndication of the Loans hereunder and (ii) the Borrower and each Initial Guarantor have fully cooperated with the Agent’s syndication efforts including, without limitation, by providing the Agent with information regarding the Borrower’s and each Initial Guarantor’s operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder.

(xiv)                         Agent shall have determined that all Indebtedness of Borrower under that certain Credit Agreement dated as of March 17, 2000 among Borrower, PNC Bank, National Association as Administrative Agent, Bank One, Indiana, NA as syndication agent and the other Lenders party thereto, as amended (the “Prior Credit Agreement”), shall have been paid in full and the Prior Credit Agreement terminated and, without limitation, Borrower, Agent and PNC shall have made arrangements satisfactory to Agent for each of the Transferred Letters of Credit to become Facility LCs under this Agreement.

(xv)                            Such other documents as any Lender or its counsel may have reasonably requested.

4.2                                 Each Credit Extension.  The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)                                     There exists no Default or Unmatured Default.

(ii)                                  The representations and warranties contained in Article 5 are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)                               All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.  Any Lender may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1                                 Existence and Standing.  Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2                                 Authorization and Validity.  The Borrower and each of the Initial Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which each is a party and to perform its obligations thereunder.  The execution and delivery by the Borrower and each of the Initial Guarantors of the Loan Documents to which each is a party and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower and each of the Initial Guarantors is a party constitute legal, valid and binding obligations of the Borrower and each of the Initial Guarantors enforceable against the Borrower and each of the Initial Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3                                 No Conflict; Government Consent.  Neither the execution and delivery by the Borrower or any Initial Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4                                 Financial Statements.  The September 29, 2002 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5                                 Material Adverse Change.  Since September 29, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.6                                 Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists.  The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended in 1998.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7                                 Litigation and Contingent Obligations.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.  Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8                                 Subsidiaries.  Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9                                 ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $-0-.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.10                           Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11                           Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12                           Material Agreements.  Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

5.13                           Compliance With Laws.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.14                           Ownership of Properties.  The Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

5.15                           Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16                           Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws.  On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17                           Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18                           Public Utility Holding Company Act.  Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.19                           Subordinated Indebtedness.  The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

5.20                           Post-Retirement Benefits.  The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $-0-.

5.21                           Insurance.  The certificate signed by the President or principal financial officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate.  This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles.  This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

5.22                           Solvency.

(i)                                     Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)                                  The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

ARTICLE 6.

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1                                 Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(i)                                     Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and acknowledging that the audit report is intended for the use of Lenders as well as the Borrowers.

(ii)                                  Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its principal financial officer.

(iii)                               As soon as available, but in any event within 45 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year.

(iv)                              Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate in substantially the form of Exhibit 6.1 (“Compliance Certificate”) signed by its principal financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)                                 Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vi)                              As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the principal financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vii)                           As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(viii)                        Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(ix)                                Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(x)                                   Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

6.2                                 Use of Proceeds.  The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions to repay in full all Indebtedness owing at the time of Closing under the Prior Credit Agreement, for working capital and for general corporate purposes.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3                                 Notice of Default.  The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4                                 Conduct of Business.  The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

6.5                                 Taxes.  The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.  At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

6.6                                 Insurance.  The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7                                 Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

6.8                                 Maintenance of Properties.  The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9                                 Inspection.  The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

6.10                           Dividends.  The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that [i] any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, and (ii) the Borrower may declare and pay dividends on its capital stock and repurchase shares of its capital stock provided that no Default or Unmatured Default shall exist before or after giving effect to such dividends or such repurchase or be created as a result thereof.

6.11                           Indebtedness.  The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(i)                                     The Loans and the Reimbursement Obligations.

(ii)                                  Indebtedness existing on the date hereof and described in Schedule 2 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified in Schedule 2.

(iii)                               Indebtedness constituted by Rate Management Obligations related to the Loans.

(iv)                              Financial Contracts intended to protect against material fluctuations in the cost of energy and milk and other commodities used in the ordinary course of Borrower’s business involving an Indebtedness not exceeding $15,000,000 in the aggregate outstanding at any one time.

(v)                                 Capitalized Lease Obligations and obligations under Operating Leases.

(vi)                              Indebtedness under the Jeffersontown IRB, provided that the principal amount is not subsequently increased; such Jeffersontown IRB shall continue to be permitted Indebtedness hereunder if Capital Delivery, Ltd. should subsequently sell its rights thereunder to a Person which is not an Affiliate of the Borrower.

(vii)                           Indebtedness secured by purchase money security interest liens not exceeding $15,000,000 outstanding in the aggregate at any one time.

(viii)                        Indebtedness of a Subsidiary to Borrower or another Subsidiary, or of Borrower to a Subsidiary, if and to the extent permitted under Section 6.14.

(ix)                                Indebtedness of Foreign Subsidiaries, provided that the aggregate amount of such Indebtedness under this clause (viii) plus Investments in Foreign Subsidiaries described in Section 6.14(vi) does not exceed $25,000,000 at any time outstanding.

(x)                                   Contingent Obligations constituted by (a) the endorsement of instruments for deposit or collection in the ordinary course of business, (b) obligations of the Guarantors under the Guaranty Agreements and the RSC Guaranty Agreement, (c) other Guaranties, to the extent of not greater than $10,000,000 in the aggregate at any one time outstanding, and (d) contingent reimbursement obligations (including any Guaranty thereof) with respect to any portion of the RSC Letter of Credit that has not been drawn against and to the extent of not more than $18,000,000 at any time outstanding.

6.12                           Merger, etc.  The Borrower will not, nor will it permit any Loan Party to, merge or consolidate with or into any other Person, or liquidate or dissolve, except that a Loan Party may merge into another Loan Party.

6.13                           Sale of Assets.  The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

(i)                                     Sales of inventory in the ordinary course of business.

(ii)                                  Any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of Borrower’s or such Subsidiary’s business.

(iii)                               Any sale, transfer or lease of assets by any Loan Party to another Loan Party.

(iv)                              Any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased.

(v)                                 Any sale of any store and related assets to a franchisee provided that each of the following conditions is satisfied:

(1) the gross sales price (before deduction for expenses) in connection with the sale any store shall not exceed $5,000,000;

(2) the gross sales price (before deduction for expenses) in connection with all sales by the Loan Parties under this clause (v) of this Section shall not exceed $25,000,000 during the term of this Agreement (including after giving effect to any extension of the Facility Expiration Date) after giving effect to such sale;

(3) the Borrower shall be in pro-forma compliance with its financial covenants and the other terms of this Agreement after giving effect to such sale; and

(4) the Borrower shall notify the Agent and the Lenders of such sale within ten Business Days following the date of such sale, such notice to state the amount of the gross sales price (before deduction for expenses) of such sale and demonstrate compliance with clauses (1) through (3) above.

6.14                           Investments and Acquisitions.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)                                     Cash Equivalent Investments, except that the limitation on the maturity of Cash Equivalent Investments by RSC shall be five (5) years rather than one (1) year.

(ii)                                  Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

(iii)                               Trade credit extended on usual and customary terms in the ordinary course of business.

(iv)                              Advances to employees to meet expenses incurred by such employees in the ordinary course of business.

(v)                                 Loans, advances and investments in other Loan Parties.

(vi)                              Investments in any Foreign Subsidiaries provided that the aggregate amount of such Investments plus Indebtedness of Foreign Subsidiaries described in Section 6.11(viii) does not exceed $25,000,000 outstanding in the aggregate at any one time exclusive of any Investment in any Foreign Subsidiary existing on the date of Closing and listed on Schedule1.

(vii)                           Investments in Excluded Domestic Subsidiaries not to exceed $1,000,000 in the aggregate outstanding at any one time exclusive of any Investment in an Excluded Domestic Subsidiary existing on the date of Closing and listed on Schedule 1.

(viii)                        Investments in franchisees and other Investments of the Borrower of a type other than as described in subsections (i) through (vii) and (ix) of this Section 6.14 in an amount not to exceed $30,000,000 in the aggregate at any one time outstanding.

(ix)                                Any Acquisition by a Loan Party (each a “Permitted Acquisition”) that conforms with each of the following requirements:

(1)                                  the Person that is acquired shall execute a Guaranty Agreement on or promptly following the date of such Permitted Acquisition (except that a Foreign Subsidiary shall not be required to execute a Guaranty Agreement but any acquisition of any Excluded Subsidiary shall be subject to the limitations on Investments in such Excluded Subsidiaries described in this Section), and if the Borrower is a party to such Acquisition, the Borrower shall be the survivor thereof;

(2)                                  the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(3)                                  the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 6.4 [Conduct of or Business];

(4)                                  no Unmatured Default or Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(5)                                  the Borrower shall demonstrate that it shall be in compliance with the covenants contained in Section 6.17 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate (“Acquisition Compliance Certificate”) in the form of Exhibit 6.14 evidencing such compliance;

(6)                                  the Loan Parties shall deliver to the Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Lender may reasonably require.

6.15                           Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)                                     Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(ii)                                  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(iii)                               Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)                              Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)                                 Liens existing on the date hereof and described in Schedule 2, if any.

(vi)                              Liens in favor of the Agent, for the benefit of the Lenders.

(vii)                           Liens constituted by purchase money security interests securing Indebtedness permitted under Section 6.11 that is incurred to finance the purchase price of the property encumbered by the Lien.

6.16                           Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.17                           Financial Covenants.

6.17.1                  Leverage Ratio.  The Borrower will not permit the ratio (the “Leverage Ratio”) determined as of the end of each of its fiscal quarters, of (i) Consolidated Indebtedness of the Loan Parties (exclusive of (a) Consolidated Indebtedness under the Jeffersontown IRB for so long as Capital Delivery, Ltd., is a wholly-owned Subsidiary of Borrower, and (b) Indebtedness under Operating Leases) at the time of determination, to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters, to be greater than 2.0 to 1.0.

6.17.2                  Interest Coverage Ratio.  The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA, plus Consolidated Rentals expense, plus pre-opening expenses relating to restaurants, minus Capital Expenditures, to (ii) Consolidated Interest Expense, plus Consolidated Rentals expense plus pre-opening expenses relating to restaurants, to be less than 2.0 to 1.0.

6.17.3                  Minimum Net Worth.  The Borrower will at all times maintain Consolidated Net Worth of not less than an amount (the “Required Consolidated Net Worth”) equal to the remainder of (i) the sum of (a) 90% of Consolidated Net Worth as of 12/30/01, which is stipulated to be $176,000,000 (the “Base Amount”), plus (b) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending March 31, 2002 (without deduction for losses), minus (ii) the aggregate consideration paid by Borrower during the period after December 30, 2001 to repurchase common stock of Borrower.

6.18                           Subsidiaries, Partnerships and Joint Ventures.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary that has joined this Agreement as Guarantor on the date of Closing; and (ii) any Subsidiary formed after the date of Closing that joins this Agreement as a Guarantor pursuant to a Guaranty Agreement duly executed and delivered by it, (iii) any Foreign Subsidiary, provided that the total amount of the Investment in Foreign Subsidiaries which do not join this Agreement as Guarantors may not exceed the amounts permitted under Section 6.14, and (iv) any Excluded Domestic Subsidiary, provided that the total amount of the Investment in Excluded Domestic Subsidiaries which do not join this Agreement as Guarantors may not exceed the amounts permitted under Section 6.14.  Except as described on Schedule 1, each of the Loan Parties shall not become or agree to become a (1) general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in (a) other Loan Parties, and (b) Persons other than Loan Parties provided such Loan Party owns more than 50% of the ownership interests in such Person having voting power, or (3) joint venturer or hold a joint venture interest in any joint venture.

ARTICLE 7.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1                                 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2                                 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

7.3                                 The breach by the Borrower of any of the terms or provisions of Article 6, Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18.

7.4                                 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article 7) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Agent or any Lender.

7.5                                 Failure of the Borrower or any of its Subsidiaries or any Guarantor to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6                                 The Borrower or any of its Subsidiaries or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.Without the application, approval or consent of the Borrower or any of its Subsidiaries, or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.  Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of the Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion

7.7                                 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.  The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

7.8                                 Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto.

7.9                                 Any Change in Control shall occur.

7.10                           The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.  Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

ARTICLE 8.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1                                 Acceleration; Facility LC Collateral Account.

(i)                                     If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower or any Guarantor, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (v) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all right and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).  If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)                                  If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral

Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)                               The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(iv)                              At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

(v)                                 If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower or any Guarantor) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2                                 Amendments.  Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)                                     Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

(ii)                                  Reduce the percentage specified in the definition of Required Lenders.

(iii)                               Extend the Facility Termination Date; or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2; or increase (except pursuant to Section 2.23) the amount of the Aggregate Commitment or the Commitment of any Lender hereunder or the commitment to issue Facility LCs; or permit the Borrower to assign its rights under this Agreement.

(iv)                              Amend this Section 8.2.

(v)                                 Release any Guarantor.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.  The Agent may (i) waive payment of the fee required under Section 12.3.3 and (ii) implement any Flex-Pricing Provisions contained in the fee letter described in Section 10.13 or any commitment letter delivered in connection with the transaction which is the subject of this Agreement without obtaining the consent of any other party to this Agreement so long as, in the case of any implementation of any Flex-Pricing Provisions, the Agent’s actions would not require consent of all of the Lenders pursuant to the foregoing provisions of this Section.

8.3                                 Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE 9.

GENERAL PROVISIONS

9.1                                 Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2                                 Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3                                 Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4                                 Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 and any Flex-Pricing Provisions contained in any commitment letter entered into in connection with the transaction which is the subject of this Agreement, all of which shall survive and remain in full force and effect during the term of this Agreement.

9.5                                 Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such).  The failure of any

Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6                                 Expenses; Indemnification.

(i)                                     The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) reasonably incurred or paid by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) reasonably incurred or paid by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)                                  The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender or any affiliate is a party thereto) which any of them may reasonably incur or pay arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.   The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7                                 Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8                                 Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.9                                 Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10                           Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11                           Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

9.12                           Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13                           Course of Dealing.  No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege by any Lender or Agent shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of Agent or any Lender be exclusive of any other right, power, remedy or privilege referred to herein or in any related document, or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise.

9.14                           Time of Essence.  Time shall be of the essence in the performance of all the Obligations under the Loan Documents.

9.15                           Acceptance of Partial Performance not a Waiver.  Without limitation of any other provision contained in the Loan Documents concerning construction and enforceability of waivers, any acceptance by Agent or Lenders of any payments of principal, interest, late charges or any other sums due under the Notes or other Loan Documents, or of tender of performance by

Borrower of non-monetary obligations of Borrower under the Loan Documents, shall not constitute a waiver by Agent or Lenders of any breach by Borrower of the provisions of the Loan Document in respect of which such payment was made or performance was tendered unless such waiver is made expressly in writing.

9.16                           Construction of Provisions.  Each covenant by Borrower contained in this Agreement and the other Loan Documents shall be construed without reference to any other such covenant, and any determination of whether Borrower is in compliance with any such covenant shall be made without reference to whether Borrower is in compliance with any other such covenant.

ARTICLE 10.

THE AGENT

10.1                           Appointment; Nature of Relationship.  Bank One, Kentucky, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article 10.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Kentucky Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2                           Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3                           General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4                           No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any

Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.  The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

10.5                           Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6                           Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7                           Reliance on Documents; Counsel.  The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8                           Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9                           Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

10.10                     Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Agent, in its individual capacity, is not obligated to remain a Lender.

10.11                     Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12                     Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the

Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13                     Agent and Arranger Fees.  The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the “Annual Administrative Agent’s Fee” and the “Arrangement Fee,” respectively, in the amounts and at the times as set forth in that certain letter agreement dated October 16, 2002 (the “Fee Letter”), the provisions of which are incorporated by reference herein, or in the case of the Annual Administrative Agent’s Fee, as otherwise agreed from time to time by Borrower and Agent.

10.14                     Delegation to Affiliates.  The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles 9 and 10.

ARTICLE 11.

SETOFF; RATABLE PAYMENTS

11.1                           Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2                           Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its

Pro Rata Share of the Aggregate Outstanding Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE 12.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1                           Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2                           Participations.

12.2.1                  Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2                  Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3                  Benefit of Certain Provisions.  The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3                           Assignments.

12.3.1                  Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment (the “Assignment and Assumption Agreement”) shall be substantially in the form of Exhibit 12.3 or in such other form as may be agreed to by the parties thereto.  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or  (unless each of the Borrower, the Agent and the LC Issuer otherwise consents) be in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment.  The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2                  Consents.  The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing.  The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans).  The consent of the Issuing Bank shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment.  Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3                  Effect; Effective Date.  Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment.  The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent.  In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.3.4                  Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Louisville, Kentucky or Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4                           Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5                           Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE 13.

NOTICES

13.1                           Notices.  Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article 2 shall not be effective until received.

13.2                           Change of Address.  The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 14.

COUNTERPARTS AND FACSIMILES

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.  A facsimile signature by any party to a Loan Document shall be effective to legally bind such party to the same extent as the manual signature of such party.

ARTICLE 15.

CHOICE OF LAW; CONSENT TO JURISDICTION;
WAIVER OF JURY TRIAL

15.1                           CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2                           CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR KENTUCKY STATE COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

15.3                           WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

PAPA JOHN’S INTERNATIONAL, INC.

	By:	/s/ J. David Flanery

	Title:	Senior Vice President of Finance

2002 Papa John’s Blvd.
Louisville, Kentucky 40299
Attention: David Flanery
		Telephone:	(502) 261.4753
		FAX:	(502) 261.4190

Commitments

$35,000,000.00	BANK ONE, KENTUCKY, NA,
Individually as a Lender and as LC Issuer and Agent

	By:	/s/ Thelma B. Ferguson

	Title:	First Vice President

416 W. Jefferson Street
Louisville, Kentucky 40202
Attention: Thelma B. Ferguson
		Telephone:	(502) 566.2821
		FAX:	(502) 566.8339

$35,000,000.00	PNC BANK, NATIONAL ASSOCIATION, as a Lender
	By:	/s/ Jeffrey L. Stein

	Title:	Vice President

Corporate Banking
201 East Fifth Street, 3rd Floor
Cincinnati, Ohio 45202
Attention: Jeffrey L. Stein
		Telephone:	(513) 651.8692
		FAX:	(513) 651.8951

$25,000,000.00	BANK OF AMERICA, as a Lender

	By:	/s/ Bryan Hulker

	Title:	Senior Vice President

414 Union Street, 4th Floor
Nashville, Tennessee 37239
Attention: Bryan Hulker
	Telephone:		(615) 749.3001
	FAX:		(615) 749.4762

$25,000,000.00	FIFTH THIRD BANK, as a Lender

	By:	/s/ Edward B. Martin

	Title:	Vice President

Fifth Third Center
401 South 4th Avenue
Louisville, Kentucky 40202-3411
Attention: Ed Martin
		Telephone:	(502) 562.5536
		FAX:	(502) 562.5540

$25,000,000.00	NATIONAL CITY BANK OF KENTUCKY, as a Lender

	By:	/s/ Kevin L. Anderson

	Title:	Senior Vice President

101 South Fifth Street - 37th Floor
Louisville, Kentucky 40202
Attention: Kevin L. Anderson
		Telephone:	(502) 581.7894
		FAX:	(502) 581.4424

$20,000,000.00	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Toby B. Rau

	Title:	Vice President

One Financial Square
Louisville, Kentucky 40202
Attention: Toby Rau
		Telephone:	(502) 562.6648
		FAX:	(502) 562.6460

$10,000,000.00	HUNTINGTON NATIONAL BANK, as a Lender

	By:	/s/ Randall K. Stephens

	Title:	Vice President

	By:	/s/ Marcia J. Carmean

	Title:	Vice President

201 N. Illinois Street, Suite 1800
Indianapolis, Indiana 46204
Attention: Randall K. Stephens
		Telephone:	(317) 237.2553
		FAX:	(317) 237.2505

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS
Eurodollar Rate	0.625%	0.750%	1.00%
Floating Rate	0.00%	0.00%	0.00%

APPLICABLE FEE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS
Facility Fee	0.15%	0.15%	0.20%
Letters of Credit	0.625%	0.750%	1.00%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 1.50 to 1.00.

“Level III Status” exists at any date if the Borrower has not qualified for Level I Status or Level II Status.

“Status” means either Level I Status, Level II Status or Level III Status.

During the period from the date of the Agreement until the same date six calendar months thereafter, the Applicable Margin and Applicable Fee Rate shall be determined according to Level II Status, regardless of the actual Status of Borrower calculated as set forth above, unless the actual Status of Borrower is Level III Status, in which case the Applicable Margin and Applicable Fee Rate shall be determined according to Level III Status.  Thereafter, the Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five Business Days after such Financials are so delivered.

EXHIBIT 2.8
Form of Borrowing Notice
to
Credit Agreement

BORROWING NOTICE

This Borrowing Notice is being delivered to Bank One, Kentucky, NA, as Agent, pursuant to Section 2.8 of that certain Credit Agreement (the “Credit Agreement”) dated as of January 27, 2003, among [i] PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (referred to hereinafter as “Borrower”), [ii] the financial institution(s) listed on the signature pages thereof, and their respective successors and assigns (each individually a “Lender” and collectively “Lenders”) and [iii] BANK ONE, KENTUCKY, NA, a national banking association (in its individual capacity, “BOK”), for itself as a Lender and as Agent.  Borrower hereby requests the Lenders to make an Advance to the Borrower in the amount of $                 on the Borrowing Date of                       , 200  .  The Advance requested hereunder shall be in the form of a:

                            Floating Rate Advance [check if applicable]

                            Eurodollar Advance    [check if applicable]

To the extent that Borrower has requested a Eurodollar Advance, the initial Interest Period shall be                    month(s) [select a one, two, three, six or twelve month period] commencing on the Borrowing Date, which date is a Business Day.  (Capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement.)

The proceeds of the Advance requested pursuant to this Borrowing Notice shall be deposited in Borrower’s account maintained with the Agent.

The undersigned officer on behalf of Borrower certifies that to the best of [his/her] knowledge:

The amount of the Advance requested pursuant to this Borrowing Notice will not cause the Aggregate Outstanding Credit Exposure (after giving effect to any immediate application of the proceeds thereof) to exceed the Aggregate Commitment in effect as of the date hereof;

The representations and warranties contained in the Credit Agreement, as originally stated or as updated in writing from time to time by the Borrower, are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

No event has occurred and is continuing under the Credit Agreement, or will result from the disbursement of the Advance requested pursuant to this Borrowing Notice, which would constitute a Default or an Unmatured Default;

Borrower has performed all of its obligations in all material respects and has satisfied all conditions which the Credit Agreement and the other Loan Documents provide shall be performed or satisfied on or before the Borrowing Date for the Advance requested pursuant to this Borrowing Notice;

To the knowledge of Borrower, no order, judgment or decree of any court, arbitrator or governmental authority purports to enjoin or restrain any Lender from making its Pro Rata Share of the Advance requested pursuant to this Borrowing Notice; and

To the knowledge of Borrower, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of the Credit Agreement or the making of Advances thereunder or the issuing or extension of the respective stated expiration dates of Letters of Credit thereunder.

Dated:	, 200	PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT 2.9
Form of Conversion/Continuation Notice
to
Credit Agreement

FORM OF CONVERSION/CONTINUATION NOTICE

This Conversion/Continuation Notice is being delivered to Bank One, Kentucky, NA, as Agent, pursuant to Section 2.9 of that certain Credit Agreement (the “Credit Agreement”) dated as of January 27, 2003, among [i] PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (referred to hereinafter as “Borrower”), [ii] the financial institution(s) listed on the signature pages thereof, and their respective successors and assigns (each individually a “Lender” and collectively “Lenders”) and [iii] BANK ONE, KENTUCKY, NA, a national banking association (in its individual capacity, “BOK”), for itself as a Lender and as Agent.  Borrower hereby requests the Lenders to:

                          [check if applicable] convert $                    principal amount [must be $5,000,000 or more in increments of $1,000,000] of Floating Rate Loans into a Eurodollar Loan for an Interest Period of                   month(s) [select a one, two, three, six or twelve month period] on                       , 200  ;

                          [check if applicable] convert $                    principal amount [must be $1,000,000 or more in increments of $1,000,000] of Eurodollar Loans into a Floating Rate Loan on                       , 200  ;

                          [check if applicable] continue $                    principal amount of Eurodollar Loans as a Eurodollar Loan for an Interest Period of                  month(s) [select a one, two, three, six or twelve month period] on                      , 200  ;

The undersigned officer of Borrower certifies that to the best of [his/her] knowledge, no Default or Unmatured Default has occurred and is continuing under the Credit Agreement.

Capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement.

Dated:	, 200	PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT 2.13
NOTE

[Date]

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of                                                                 (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF                   ,
DATED           , 200

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

SCHEDULE 1

SUBSIDIARIES AND OTHER INVESTMENTS
(See Sections 5.8, 6.14 and 6.18)

Schedule 1

Papa John’s International, Inc.
Subsidiaries (§5.8)

Name	Jurisdiction of Organization	Authorized Capital Stock	Issued and Outstanding Shares	Owner (100% unless noted otherwise)
Papa John’s USA, Inc.	Kentucky	1,000	100	Papa John’s International, Inc.
Papa John’s Support Services, Inc.	Kentucky	1,000	1,000	Papa John’s International, Inc.
Capital Delivery, Ltd.	Kentucky	1,000	100	Papa John’s International, Inc.
Risk Services Corp.	Kentucky	1,000	100	Papa John’s International, Inc.
PJ Food Service, Inc.	Kentucky	1,000	236.5	Papa John’s International, Inc.
PJFS of Mississippi, Inc.	Mississippi	1,000	100	Papa John’s International, Inc.
Papa John’s (U.K.), Ltd.	U.K.	10,000,000	10,000,000	Papa John’s International, Inc.
Perfect Pizza Holdings, Ltd.	U.K.	3,545,364	3,545,364	Papa John’s (UK, Ltd.)
Perfect Pizza Limited	U.K.	100	14	Perfect Pizza Holdings, Ltd.
Gino’s Dial-A-Pizza, Limited	U.K.	1,000	2	Perfect Pizza Limited
PJ Food Service Canada, Inc./
Services Alimentaires PJ Canada, Inc.	Ontario, Canada	Unlimited	100	Papa John’s International, Inc.
RSC Insurance Services, Ltd.	Bermuda	120,000	120,000	Papa John’s International, Inc.
Colonel’s Limited, LLC	Virginia	—	100 units	Papa John’s USA, Inc. -70 units (70%)
Papa John’s Puerto Rico, Inc.	Puerto Rico	1,000	100	Papa John’s International, Inc.
South OBT Corp	Florida	1,000	100	Papa John’s USA, Inc.

Rev. 1/03

Schedule 1

Existing Investments in Excluded Subsidiaries (§6.14; 6.18)

Name	Percent Ownership	Investment	Debt

Papa John’s (U.K.) Ltd.

100

%

$

16,533,504

$

15,106,704

South OBT	100%	0	0

Cap-John, L.L.C.	50%	595,000	0

PJIU	50%	39,653	0

Downtown Housing Assistance Fund	9%	204,727	0

RSC Insurance Services, Ltd.	100%	120,000	0

Colonel’s Ltd, LLC	70%	3,195,326	0

Gross Amount
Loans to Papa John’s Franchisees as of December 29, 2002	$18,533,876	0

SCHEDULE 2
EXISTING INDEBTEDNESS AND LIENS
(See Sections 6.11 and 6.15)

1.                                       Interest rate collar.  The Borrower is party to a no-fee interest rate collar (“Collar”) with a notional amount of $100,000,000, a 30-day LIBOR rate range of 6.36% (floor) to 9.50% (ceiling) and an expiration date of March, 2003.  The purpose of the Collar is to provide a hedge against the effects of rising interest rates.  Borrower will make payments under the terms of the Collar when the 30-day LIBOR rate is below the floor to raise the effective rate to 6.36%, and will receive payments when the 30-day LIBOR rate is above the ceiling, to lower the effectiveness rate to 9.50%, thus assuring that the Borrower’s effective 30-day LIBOR rate is always within the above-stated range.  When the 30-day LIBOR rate is within the range, no payments are made or received under the Collar.  Amounts payable or receivable under the Collar will be accounted for as an adjustment to interest expense.

2.                                       Economic development loan.  In March, 1994, PJFS of Mississippi, Inc. (“PJFS”) entered into an agreement for a $2.0 million economic development loan from the State of Mississippi in connection with the opening of a commissary in Jackson, Mississippi.  The loan was funded by a bond issuance under the Mississippi Small Enterprise Development Finance Act.  PJFS received the loan proceeds in February, 1995.  Interest accrues on disbursed proceeds at a rate of 5.3%.  PJFS is required to make semi-annual principal and interest payments to retire the loan by March 1, 2004.  The current principal balance of the loan is $485,000.

3.                                       Interest rate swap agreement.  During 2001, Borrower entered into a interest rate swap agreement that provides for a fixed rate of 5.31%, as compared to LIBOR, on $100.0 million of floating rate debt from March 2003 to March 2004, reducing to a notional value of $80.0 million from March 2004 to March 2005, and reducing to a notional value or $60.0 million in March 2005 with an expiration of March 2006.

4.                                       As of December 29, 2002, and subject to Section 4.1 of the Agreement requiring extinguishment of Indebtedness under the Prior Loan Agreement as a condition to Closing, the outstanding balance under the Prior Loan Agreement was $139,600,000.

EXHIBIT 2.23

Form of Lender Joinder

This Lender Joinder (the “Agreement”) is dated as of the Commitment Increase Effective Date set forth below and is entered into by [Insert name of New Commitment Provider] (the “New Commitment Provider”) for the benefit of the Agent and Lenders under the Credit Agreement described below (as amended, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, receipt of a copy of which is hereby acknowledged by the New Commitment Provider.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Agreement as if set forth herein in full.

For valuable consideration, the receipt of which is hereby acknowledged, the New Commitment Provider hereby irrevocably purchases, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Acquired Interest”).  Such purchase is without recourse to the Agent and any other Lender and, except as expressly provided in this Agreement, without representation or warranty by the Agent and any other Lender.

New Commitment Provider:                           [and is an Affiliate/Approved Fund of [identify Lender](1)

Borrower(s):    Papa John’s International, Inc., a Delaware corporation

Agent:             Bank One, Kentucky, NA, as the agent under the Credit Agreement.

Credit Agreement:     The $175,000,000 (as increased pursuant to Section 2.23 thereof) Credit Agreement dated as of January 27, 2003 among Papa John’s International, Inc., the Lenders party thereto, and Bank One, Kentucky, NA, as Agent.

(1)  Select as applicable.

Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(2)
	(3)	$	$		%
		$	$		%
		$	$		%

6.                                       Trade Date:                                              (4)

Commitment Increase Effective Date:                        , 20    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Agreement are hereby agreed to:

NEW COMMITMENT PROVIDER

[INSERT NAME OF NEW COMMITMENT PROVIDER]

By:

Title:

Consented to and Accepted:

BANK ONE, KENTUCKY, NA, as Agent

By:

Title:

* Amount to be adjusted to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,”, etc.)

(4)  Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

[NAME OF RELEVANT PARTY]

By:

Title:

ANNEX 1
TERMS AND CONDITIONS FOR
LENDER JOINDER

Certain Undertakings of New Commitment Provider.  The New Commitment Provider (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Acquired Interest, shall have the obligations of a Lender thereunder, (iii) its payment instructions and notice instructions are as set forth in Schedule 1 to this Agreement, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vi) attached as Schedule 1 to this Agreement is any documentation required to be delivered by the New Commitment Provider with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the New Commitment Provider and (b) agrees that it will (i) independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (iii) indemnify and hold the Agent harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Agent in connection with or arising in any manner from the New Commitment Provider’s non-performance of the obligations under this Agreement, and (iv) neither the Agent nor any of its officers, directors, employees, agents or attorneys shall be responsible for (1) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (2) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (3) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (4) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (5) inspecting any of the property, books or records of the Borrower, or any Guarantor, or (6) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

Payments.  The New Commitment Provider shall remit to the Agent, on the Effective Date, the New Commitment Provider’s Pro Rata Share of Loans outstanding on the Effective Date.  From and after the Effective Date, the Agent shall make all payments in respect of the Acquired Interest (including payments of principal, interest, fees and other amounts) to the New Commitment Provider for amounts which have accrued from and after the Effective Date.

General Provisions. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective to the same extent as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Kentucky.

< the balance of this page intentionally has been left blank >

Schedule 1
ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
(For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

Schedule 1
US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
(For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

EXHIBIT 4.1 (vi)
FORM OF OPINION

January     , 2003

The Agent, the LC Issuer and the Lenders who are parties to the
Credit Agreement described below.

Gentlemen/Ladies:

We are counsel for Papa John’s International, Inc., a Delaware corporation (the “Borrower”), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of January 15, 2003 (the “Agreement”) among the Borrower, the Lenders named therein, and Bank One, Kentucky, NA, as Agent and as LC Issuer, and providing for Credit Extensions in an aggregate principal amount on the date of Closing not exceeding $175,000,000 at any one time outstanding.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

We have examined the Borrower’s and the Initial Guarantors’ articles of incorporation and bylaws and the other organizational records of each, the Agreement, Guaranty Agreement, RSC Guaranty Agreement and the other Loan Documents executed and delivered at the Closing, and such other matters of fact and law which we deem necessary in order to render this opinion.  Based upon the foregoing, it is our opinion that:

l.                                          Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

2.                                       The execution and delivery by the Borrower, RSC and the Initial Guarantors (collectively, the “Obligors”) of the Loan Documents to which each is a party and the performance by the Obligors of their respective obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Obligors and will not:

(a)                                  require any consent of the Obligors’ shareholders (other than any such consent as has already been given and remains in full force and effect);

(b)                                 violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

(c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

3.                                       The Loan Documents to which each Obligor is a party have been duly executed and delivered by the applicable Obligors and constitute legal, valid and binding obligations of the Obligors enforceable against the Obligors in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.                                       There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

5.                                       No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Obligors of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

This opinion may be relied upon by the Agent, the LC Issuer, the Lenders and their participants, assignees and other transferees.

Very truly yours,

EXHIBIT 4.1 (viii)
LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, Kentucky, NA,
as Agent (the “Agent”) under the Credit Agreement
Described Below.

Re:

Credit Agreement, dated January 27, 2003 (as the same may be amended or modified, the “Credit Agreement”), among Papa John’s International, Inc., a Delaware corporation (the “Borrower”), the Lenders named therein and the Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date	, 200

(Please Print)	Signature

Bank Officer Name	Date	, 200

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT 6.1
COMPLIANCE CERTIFICATE

To:                              The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of January 27, 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Papa John’s International, Inc. (the “Borrower”), the Lenders party thereto and Bank One, Kentucky, NA, as Agent for the Lenders and as LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.  I am the duly elected                        of the Borrower;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.  Schedule I attached hereto sets forth [i] financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, and [ii] the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth Business Day following the delivery hereof.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and the financial statements delivered with this Certificate in support hereof, are made and delivered this         day of                     , 200  .

PAPA JOHN’S INTERNATIONAL, INC.

By:
(signature)

Name:
(type or print)

Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of             , 200  .
(the “Calculation Date”) with
provisions of Article 6 of
the Agreement

(1)                                  Leverage Ratio (Section 6.17.1).  The ratio of (i) Consolidated Indebtedness of the Loan Parties (exclusive of Consolidated Indebtedness under the Jeffersontown IRB for so long as Capital Delivery, Ltd. is a wholly-owned Subsidiary of Borrower) as of the Calculation Date to (ii) Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date, is     to 1.0, which is not more than the permitted ratio of 2.0 to 1.0 as of the Calculation Date.

(A)                              Consolidated Indebtedness of the Loan Parties (exclusive of Consolidated Indebtedness under the Jeffersontown IRB in the amount of $               and the RSC/Borrower Letter of Credit in the amount of $            ) as of the Calculation Date is $            .

(B)                                Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date is computed as follows:

(i)                                     Consolidated Net Income

$

(ii)                                  depreciation

$

(iii)                               amortization

$

(iv)                              other non-cash charges to net income

$

(v)                                 Consolidated Interest Expense

$

(vi)                              income tax expense

$

(vii)                           sum of items (i) through (vi)

$

(viii)                        non-cash credits to Consolidated Net Income

$

(ix)                                Consolidated EBITDA equals item (vii) minus item (viii)

$

(C)                                The ratio of Consolidated Indebtedness as of the Calculation Date to Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date equals item (A) divided by item (B) (ix), or                    .

Status of Applicable Margin and Applicable Fee Rate based upon Leverage Ratio: Level

(2)                                  Interest Coverage Ratio (Section 6.17.2).  The ratio as of the Calculation Date for the four fiscal quarters then ended of (A) Consolidated EBITDA plus Consolidated Rentals expense plus pre-opening expenses relating to restaurants minus Capital Expenditures to (B) Consolidated Interest Expense plus Consolidated Rentals expense plus pre-opening expenses relating to

restaurants is       to 1.0, which is not less than the minimum ratio of 2.0 to 1.0 determined in accordance with the following grid:

(A)                              (i)                                     Consolidated EBITDA (from item (1) (B) (ix) above)

$

(ii)                                  Consolidated Rentals expense

$

(iii)                               pre-opening expenses relating to restaurants

$

(iv)                              sum of items (i), (ii) and (iii)

$

(v)                                 Capital Expenditures

$

(vi)                              item (iv) minus item (v)

$

(B)                                (i)                                     Consolidated Interest Expense

$

(ii)                                  Consolidated Rentals expense

$

(iii)                               pre-opening expense relating to restaurants

$

(iv)                              sum of items (i), (ii) and (iii)

$

(C)                                The Interest Coverage Ratio as of the Calculation Date for the four fiscal quarters then ended equals item (2) (A) (vi) divided by item (B) (iv), or         to 1.0

(3)                                  Minimum Net Worth (Section 6.17.3).  The Consolidated Net Worth of the Borrower is $            as of the Calculation Date, which amount is not less than the Required Consolidated Net Worth.

Required Consolidated Net Worth as of the Calculation Date is computed as follows:

(i)                                     Base Amount

$

176,000,000

(ii)                                  Consolidated Net Income for each fiscal quarter in which Consolidated Net Income was earned during the period from January 1, 2002 through the Calculation Date.

$

(iii)                               50% of item (ii)

$

(iv)                              sum of items (i) and (iii)

$

(v)                                 aggregate consideration paid by the Borrower during the period from January 1, 2002 through the Calculation Date in connection with the purchase by the Borrower of its capital stock

$

(vi)                              Required Consolidated Net Worth equals item (iv) minus item (v)

$

(4)                                  Other Financial Covenants

(A)                              Financial Contracts re: commodities in ordinary course (§6.11):

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation:  $15,000,000

(B)                                Indebtedness secured by purchase money security interests (§6.11):

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation:  $15,000,000.00

(C)                                Indebtedness of Foreign Subsidiaries (§6.11):

(i)                                     actual amount as of Calculation Date (including Investments in Foreign Subsidiaries of $                      see §6.14):

$

(ii)                                  limitation: $25,000,000.00

(D)                               Contingent Obligations (other than Reimbursement Obligations, endorsements for deposit or collection in ordinary course, under Guaranty Agreements, or the RSC/Borrower Letter of Credit to the extent of $18,000,000) (§6.11):

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation:  $10,000,000.00

(iii)                               actual amount of RSC/Borrower Letter of Credit as of Calculation Date

$

(E)                                 Gross sales price of assets since date of Closing (§6.13):

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation:  $25,000,000.00

(F)                                 Investments in Excluded Domestic Subsidiaries since date of Closing (§6.14):

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation:  $1,000,000.00

(G)                                Investments in franchisees and other Investments of Borrower (§6.14)

(i)                                     actual amount as of Calculation Date:

$

(ii)                                  limitation: $30,000,000.00

EXHIBIT 6.14

FORM OF ACQUISITION COMPLIANCE CERTIFICATE

            , 200

Bank One, Kentucky, NA
416 West Jefferson Street
Louisville, Kentucky 40202

Attn:                Ms. Thelma B. Ferguson,
First Vice President

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of January 15, 2003, by and among PAPA JOHN’S INTERNATIONAL, INC. (the “Borrower”), the Lenders and Guarantors party thereto, and Bank One, Kentucky, NA as Agent (the “Agent”) for the Lenders (as further amended, supplemented or modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I,                      , [President/Chief Executive Officer/principal financial officer] of the Borrower, do hereby certify on behalf of the borrower as of the date hereof, as follows:

(1)                                  Description of Proposed Permitted Acquisition.  The Borrower desires that                                [List Loan Party(s) that will be making the Acquisition] (the “Acquiring Loan Party”) [acquire substantially all of the assets/acquire all of the ownership interests/merge with]                         [Insert name of entity whose assets are being acquired, the entity whose ownership interests are being acquired, or the entity to be merged with (the “Seller”)] (the “Acquisition”).

The consideration for the Acquisition is approximately              .

The proposed date of Acquisition (the “Acquisition Date”) is                       (must be at least five (5) Business Days after the date of delivery of this Certificate).

The Seller is engaged in                          [describe business being acquired] (must be substantially the same as one or more lines of business conducted by the Loan Parties and shall comply with Section 6.4 of the Credit Agreement).

The business is located in                         list location].

The board of directors or other equivalent governing body of the Seller has approved the Acquisition.  If any portion of the Loans is being used to fund the Acquisition, written evidence of such approval of the board of directors or other equivalent governing body of the Seller is also being delivered herewith.

(2)                                  Joinder of Guarantors.  If required pursuant to Section 6.14(viii)(1), we are simultaneously delivering to the Administrative Agent or will deliver to the Administrative Agent on or prior to the Acquisition Date, a Guaranty Agreement, a copy of the organizational documents of the Seller, and such other documents concerning the Seller as Agent reasonably may request.

(3)                                  Compliance with Covenants.  The Borrower is in compliance with the covenants contained in Sections 6.10 through 6.18 of the Credit Agreement after giving effect to such Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Acquisition) and such compliance is demonstrated on Schedule A hereto.

(4)                                  Acquisition Agreements.  Copies of any agreements entered into or proposed to be entered into by the Borrower or its Subsidiaries in connection with the Acquisition are attached hereto as Schedule B.

(5)                                  Event of Default or Potential Default.  The last Compliance Certificate delivered prior to this date was dated            for the fiscal quarter ending                      , 200   .  Such certificate certified that no Default or Unmatured Default existed on the date of such Compliance Certificate.  No Default or Unmatured Default exists as of the subsequent quarter ended               , 200     (if applicable) or as of the date hereof or will exist on the Acquisition Date after giving effect to the Acquisition and any Loans to be made in connection therewith.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this          day of           , 200  .

PAPA JOHN’S INTERNATIONAL, INC.

By:
Name:
Title:

Attachments

Schedule A:	Demonstration of compliance with Credit Agreement (Compliance should be demonstrated in the form set forth in the Compliance Certificate.)

Schedule B:

Acquisition Agreements

EXHIBIT 12.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                       Assignor

2.                                       Assignee:                                                                                                                               [and is an Affiliate/Approved

Fund of [identify Lender](1)

3.                                       Borrower(s):                              Papa John’s International, Inc., a Delaware corporation

4.                                       Agent:                                                           Bank One, Kentucky, NA, as the agent under the Credit Agreement.

5.                                       Credit Agreement: The (original) $175,000,000 Credit Agreement dated as of January 15, 2003 among Papa John’s International, Inc., the Lenders party thereto, and Bank One, Kentucky, NA, as Agent.

(1)  Select as applicable.

6.                                       Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans(2)
	(3)	$	$		%
		$	$		%
		$	$		%

7.                                       Trade Date:                                                                                                    (4)

Effective Date:                                        , 20    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and](5) Accepted:

BANK ONE, KENTUCKY, NA, as Agent

By:

Title:

[Consented to:](6)

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,”, etc.)

(4)  Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

(5)  To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(6)  To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:

Title:

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Kentucky.

Schedule 1
ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
(For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

Schedule 1
US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
(For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

Transferred Letters of Credit Schedule

Issuer	LC#	Account Party	Beneficiary	Outstanding Amount	Expiration
1. PNC	S233541KTY	Borrower	RSC	$7,000,000.00	9/30/03
2. PNC	S233542KTY	Borrower	United States Fidelity and Guaranty Company	$2,500,000.00	9/30/03
3. PNC	S234173KTY	RSC	Discover Reinsurance Company	$7,000,000.00	9/30/03

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of BANK ONE, KENTUCKY, NA (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of FIFTH THIRD BANK (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of NATIONAL CITY BANK OF KENTUCKY (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

NOTE

January 27, 2003

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of HUNTINGTON NATIONAL BANK (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, Kentucky, NA in Louisville, Kentucky, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of January 27, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the Lenders party thereto, including the Lender, the LC Issuer and Bank One, Kentucky, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the Guaranty Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
Print Name:	J. David Flanery
Title:	Senior Vice President of Finance

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of January 27, 2003 by PAPA JOHN’S USA, INC., PAPA JOHN’S SUPPORT SERVICES, INC., CAPITAL DELIVERY, LTD., RISK SERVICES CORP. and PJ FOOD SERVICE, INC., each a Kentucky corporation, and PJFS of Mississippi, Inc., a Mississippi corporation (collectively, the “Subsidiary Guarantors”) in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (the “Principal”) and Bank One, Kentucky, NA, a national banking association having its principal office in Louisville, Kentucky, as Agent (the “Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Principal;

WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that each of the Subsidiary Guarantors execute and deliver this Guaranty whereby each of the Subsidiary Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, and the Lenders and their Affiliates to enter into one or more Rate Management Transactions with the Principal, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the Obligations of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION  l.1.  Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

SECTION  1.2.  Terms in Credit Agreement.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION  2.1.  Representations and Warranties.  Each of the Subsidiary Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement) that:

(a)                                  It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)                                 It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)                                  Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION  2.2.  Covenants.  Each of the Subsidiary Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement, any Rate Management Transaction remains in effect or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

SECTION  3.  The Guaranty.  Subject to Section 9 hereof, each of the Subsidiary Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations and the Rate Management Obligations, including without limitation any such Obligations or Rate Management Obligations

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incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Principal to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note, any Rate Management Transaction or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  Each of the Subsidiary Guarantors waives any right to require the Lender to sue the Principal, any other Guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION  4.  Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)                                     any extensions, renewals, settlements, compromises, waivers or releases in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other Guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)                                  any modification or amendment of or supplement to the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document;

(iii)                               any releases, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Rate Management Transaction, any other Loan Document, or any obligations of any other Guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)                              any change in the corporate existence, structure or ownership of the Principal or any other Guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other Guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any Obligation of the Principal, or any other Guarantor of any of the Guaranteed Obligations;

(v)                                 the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other Guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi)                              any invalidity or unenforceability relating to or against the Principal, or any other Guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Rate Management Transaction, any other Loan Document, or any provision

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of applicable law or regulation purporting to prohibit the payment by the Principal, or any other Guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document; or

(vii)                           any other act or omission to act or delay of any kind by the Principal, any other Guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder.

SECTION  5.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each of the Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full, the Commitments under the Credit Agreement shall have terminated or expired and all Rate Management Transactions have terminated or expired.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Rate Management Transaction or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION  6.  Waivers.  Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION  7.  Subrogation.  Each of the Subsidiary Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full, any commitment to lend under the Credit Agreement and any other Loan Documents is terminated and all Rate Management Transactions have terminated or expired.

SECTION  8.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note, any Rate Management Transaction or any other Loan Document shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

SECTION  9.  Limitation on Obligations.  (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign

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bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b)                                 Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)                                  In the event any Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a “Non-Paying Subsidiary Guarantor”) shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor.  For the purposes hereof, each Non-Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9 (c) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability).  Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of both the Agent and the Subsidiary

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Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(d)                                 For purposes of KRS 371.065 [i] the maximum aggregate liability of each Subsidiary Guarantor under this Guaranty shall not exceed $225,000,000, plus interest and fees constituting part of the Obligations, and fees, charges and costs of collecting the Obligations, including reasonable attorneys’ fees, and [ii] this Guaranty shall terminate on January 15, 2008, except that such termination shall not affect the liability of any Subsidiary Guaranty with respect to [a] Guaranteed Obligations created or incurred prior to such date, or [b] extensions or renewals of, interest accruing on, or fees, costs or expenses, including reasonable attorneys’ fees, incurred with respect to, such guaranteed Obligations on or after such date.

SECTION  10.  Application of Payments.  All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)                                  FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

(b)                                 SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c)                                  THIRD, to payment of the principal of the Guaranteed Obligations and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Principal to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them; and

(d)                                 FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

SECTION  11.  Notices.  All notices, requests and other communications to any party hereunder shall be sufficiently given or made if given or made in accordance with the provisions of Article 13 of the Credit Agreement, except addressed to the Subsidiary Guarantor in care of the Principal in the case of notices to any Subsidiary Guarantor.

SECTION  12.  No Waivers.  No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement,

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any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION  13.  No Duty to Advise.  Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Subsidiary Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Subsidiary Guarantors of information known to it regarding those circumstances or risks.

SECTION  14.  Successors and Assigns.  This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Subsidiary Guarantors and their respective successors and permitted assigns.

SECTION  15.  Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors charged with the modification and the Agent with the consent of the Required Lenders.

SECTION  16.  Costs of Enforcement.  Each of the Subsidiary Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and reasonable attorneys’ fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Subsidiary Guarantors or any other Guarantor of all or any part of the Guaranteed Obligations.

SECTION  17.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF KENTUCKY.  EACH OF THE SUBSIDIARY GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY AND OF ANY KENTUCKY STATE COURT SITTING IN LOUISVILLE, KENTUCKY AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS)  OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE SUBSIDIARY GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY,

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HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION  18.  Taxes. etc.  All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Subsidiary Guarantors is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith  (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 19.  Setoff.  Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then each Subsidiary Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Subsidiary Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

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IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

PAPA JOHN’S USA, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Senior Vice President of Finance

PAPA JOHN’S SUPPORT SERVICES, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

CAPITAL DELIVERY, LTD., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Vice President

RISK SERVICES CORP., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

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PJ FOOD SERVICE, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

PJFS OF MISSISSIPPI, INC., a Mississippi corporation

By:	/s/ J. David Flanery

Title:	Treasurer

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GUARANTY
(RSC Guaranty Agreement)

THIS GUARANTY (this “Guaranty”) is made as of January 27, 2003 by PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation (“Papa John’s”), PAPA JOHN’S USA, INC., PAPA JOHN’S SUPPORT SERVICES, INC., CAPITAL DELIVERY, LTD., RISK SERVICES CORP. and PJ FOOD SERVICE, INC., each a Kentucky corporation, and PJFS of Mississippi, Inc., a Mississippi corporation (collectively, the “Guarantors”) in favor of the Agent, for the benefit of the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, Papa John’s and Bank One, Kentucky, NA, a national banking association having its principal office in Louisville, Kentucky, as Agent (the “Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of even date herewith (as same may be amended or modified from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to Papa John’s, and for the issuance upon the request and for the account of RSC INSURANCE SERVICES LTD., a Bermuda corporation (the “Principal”), of the RSC Facility LC; and

WHEREAS, it is a condition precedent to the issuance of the RSC Facility LC that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to cause the RSC Facility LC to be issued, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the Reimbursement Obligations of the Principal in connection with the RSC Facility LC;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION  l.1.  Selected Terms Used Herein.

“Guaranteed Obligations” is defined in Section 3 below.

SECTION  1.2.  Terms in Credit Agreement.  Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION  2.1.  Representations and Warranties.  Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each issuance of the RSC Facility LC) that:

(a)                                  It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)                                 It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)                                  Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Guarantor or a subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION  2.2.  Covenants.  Each of the Guarantors covenants that, so long as the RSC Facility LC is outstanding or any Reimbursement Obligations related thereto shall remain unpaid, that it will, and, if necessary, will enable Papa John’s to, fully comply with those covenants and agreements set forth in the Credit Agreement.

SECTION  3.  The Guaranty.  Subject to Section 9 hereof, each of the Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Reimbursement Obligations and other Obligations of RSC, including without limitation any such Reimbursement Obligations and other

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Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”).  Upon failure by the Principal to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Agent for the benefit of the Lenders and, if applicable, their Affiliates, the amount not so paid at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection.  Each of the Guarantors waives any right to require the Lender to sue the Principal, any other Guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION  4.  Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)                                     any extensions, renewals, settlements, compromises, waivers or releases in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)                                  any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

(iii)                               any releases, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any other Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv)                              any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

(v)                                 the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi)                              any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the

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Guaranteed Obligations, of any amount payable by the Principal under the Credit Agreement or any other Loan Document; or

(vii)                           any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION  5.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired.  If at any time any payment of any amount of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION  6.  Waivers.  Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION  7.  Subrogation.  Each of the Guarantors hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

SECTION  8.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

SECTION  9.  Limitation on Obligations.  (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum

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Liability of the Guarantors is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

(b)                                 Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)                                  In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9 (c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of both the Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

(d)                                 For purposes of KRS 371.065 [i] the maximum aggregate liability of each Guarantor under this Guaranty shall not exceed $25,000,000, plus interest and fees constituting part of the Obligations, and fees, charges and costs of collecting the Obligations, including reasonable attorneys’ fees, and [ii] this Guaranty shall terminate on January 15, 2008, except that such termination shall not affect the liability of any Guaranty with respect to [a] Guaranteed Obligations created or incurred prior to such date, or [b] extensions or renewals of, interest accruing on, or fees, costs or expenses, including reasonable attorneys’ fees, incurred with respect to, such guaranteed Obligations on or after such date.

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SECTION  10.  Application of Payments.  All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)                                  FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations or of any security interest granted to the Agent in connection with any collateral securing the Guaranteed Obligations;

(b)                                 SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c)                                  THIRD, to payment of the principal of the Guaranteed Obligations pro rata among the Lenders and their Affiliates in accordance with the amount of such principal then due and unpaid owing to each of them; and

(d)                                 FOURTH, to payment of any Guaranteed Obligations (other than those listed above) pro rata among those parties to whom such Guaranteed Obligations are due in accordance with the amounts owing to each of them.

SECTION  11.  Notices.  All notices, requests and other communications to any party hereunder shall be sufficiently given or made if given or made in accordance with the provisions of Article 13 of the Credit Agreement, except addressed to the Principal and each Guarantor in care of Papa John’s.

SECTION  12.  No Waivers.  No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement, any Note, any Rate Management Transaction and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION  13.  No Duty to Advise.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

SECTION  14.  Successors and Assigns.  This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note, any Rate Management Transaction, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so

6

assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

SECTION  15.  Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors charged with the modification and the Agent with the consent of the Required Lenders.

SECTION  16.  Costs of Enforcement.  Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and reasonable attorneys’ fees and expenses paid or incurred by the Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION  17.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF KENTUCKY.  EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY AND OF ANY KENTUCKY STATE COURT SITTING IN LOUISVILLE, KENTUCKY AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS)  OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE GUARANTORS, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION  18.  Taxes. etc.  All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

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SECTION 19.  Setoff.  Without limiting the rights of the Agent or the Lenders under applicable law, if all or any part of the Guaranteed Obligations is then due, whether pursuant to the occurrence of a Default or otherwise, then the Guarantor authorizes the Agent and the Lenders to apply any sums standing to the credit of the Guarantor with the Agent or any Lender or any Lending Installation of the Agent or any Lender toward the payment of the Guaranteed Obligations.

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

PAPA JOHN’S INTERNATIONAL, INC., a Delaware corporation

By:	/s/ J. David Flanery

Title:	Senior Vice President of Finance

PAPA JOHN’S USA, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Senior Vice President of Finance

PAPA JOHN’S SUPPORT SERVICES, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

CAPITAL DELIVERY, LTD., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Vice President

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RISK SERVICES CORP., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

PJ FOOD SERVICE, INC., a Kentucky corporation

By:	/s/ J. David Flanery

Title:	Treasurer

PJFS OF MISSISSIPPI, INC., a Mississippi corporation

By:	/s/ J. David Flanery

Title:	Treasurer

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EXHIBIT 6.1
COMPLIANCE CERTIFICATE

To:                              The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of January 27, 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Papa John’s International, Inc. (the “Borrower”), the Lenders party thereto and Bank One, Kentucky, NA, as Agent for the Lenders and as LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.  I am the duly elected Senior Vice President of Finance of the Borrower;

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.  Schedule I attached hereto sets forth [i] financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, and [ii] the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth Business Day following the delivery hereof.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

None

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The foregoing certifications, together with the computations set forth in Schedule I and the financial statements delivered with this Certificate in support hereof, are made and delivered this 27th day of January, 2003.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ J. David Flanery
(signature)

Name:	J. David Flanery
(type or print)

Title:	Senior Vice President of Finance

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SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of September 29, 2002 (the “Calculation Date”) with provisions of Article 6 of
the Agreement

(1)                                 Leverage Ratio (Section 6.17.1).  The ratio of (i) Consolidated Indebtedness of the Loan Parties (exclusive of Consolidated Indebtedness under the Jeffersontown IRB for so long as Capital Delivery, Ltd. is a wholly-owned Subsidiary of Borrower) as of the Calculation Date to (ii) Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date, is 1.17 to 1.0, which is not more than the permitted ratio of 2.0 to 1.0 as of the Calculation Date.

(A)                              Consolidated Indebtedness of the Loan Parties (exclusive of Consolidated Indebtedness under the Jeffersontown IRB in the amount of $80,200,000 and the RSC/Borrower Letter of Credit in the amount of $6,000,000) as of the Calculation Date is $142,697,000.

(B)                                Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date is computed as follows:

(i)                                     Consolidated Net Income

$

47,249,000

(ii)                                  depreciation

31,638,000

(iii)                               amortization

1,139,000

(iv)                              other non-cash charges to net income

6,308,000

(v)                                 Consolidated Interest Expense

7,573,000

(vi)                              income tax expense

28,421,000

(vii)                           sum of items (i) through (vi)

122,328,000

(viii)                        non-cash credits to Consolidated Net income

0

(ix)                                Consolidated EBITDA equals item (vii) minus item (viii)

$

122,328,000

(C)                                The ratio of Consolidated Indebtedness as of the Calculation Date to Consolidated EBITDA for the four fiscal quarters ending on the Calculation Date equals item (A) divided by item (B) (ix), or 1.17.

Status of Applicable Margin and Applicable Fee Rate based upon Leverage Ratio: Level 2

(2)                                 Interest Coverage Ratio (Section 6.17.2).  The ratio as of the Calculation Date for the four fiscal quarters then ended of (A) Consolidated EBITDA plus Consolidated Rentals

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expense plus pre-opening expenses relating to restaurants minus Capital Expenditures to (B) Consolidated Interest Expense plus Consolidated Rentals expense plus pre-opening expenses relating to restaurants is 4.9 to 1.0, which is not less than the minimum ratio of 2.0 to 1.0 determined in accordance with the following grid:

(A)                              (i)                                     Consolidated EBITDA (from item (1) (B) (ix) above)

$

122,328,000

(ii)                                  Consolidated Rentals expense

16,431,000

(iii)                               pre-opening expenses relating to restaurants

223,000

(iv)                              sum of items (i), (ii) and (iii)

138,982,000

(v)                                 Capital Expenditures

19,586,000

(vi)                              item (iv) minus item (v)

$

119,396,000

(B)                                (i)                                     Consolidated Interest Expense

7,573,000

(ii)                                  Consolidated Rentals expense

16,431,000

(iii)                               pre-opening expense relating to restaurants

223,000

(iv)                              sum of items (i), (ii) and (iii)

$

24,227,000

(C)                                The Interest Coverage Ratio as of the Calculation Date for the four fiscal quarters then ended equals item (2) (A) (vi) divided by item (B) (iv), or 4.9 to 1.0

(3)                                 Minimum Net Worth (Section 6.17.3).  The Consolidated Net Worth of the Borrower is $136,212,000 as of the Calculation Date, which amount is not less than the Required Consolidated Net Worth.

Required Consolidated Net Worth as of the Calculation Date is computed as follows:

(i)                                     Base Amount

$

176,000,000

(ii)                                  Consolidated Net Income for each fiscal quarter in which Consolidated Net Income was earned (as opposed to a net loss) during the period from January 1, 2002 through the Calculation Date.

$

35,721,000

(iii)                               50% of item (ii)

17,860,500

(iv)                              sum of items (i) and (iii)

$

193,860,500

(v)                                 aggregate consideration paid by the Borrower during the period from January 1, 2002 through the Calculation Date in connection with the purchase by the Borrower of its capital stock

$

102,229,000

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(vi)                              Required Consolidated Net Worth equals item (iv) minus item (v).

$

91,631,500

(4)                                 Other Financial Covenants

(A)                              Financial Contracts re: commodities in ordinary course (§6.11):

(i)                                     actual amount as of Calculation Date:

None

(ii)                                  limitation:  $15,000,000

(B)                                Indebtedness secured by purchase money security interests (§6.11):

(i)                                     actual amount as of Calculation Date:

None

(ii)                                  limitation:  $15,000,000.00

(C)                                Indebtedness of Foreign Subsidiaries (§6.11):

(i)                                     actual amount as of Calculation Date (including Investments in Foreign Subsidiaries of $6,000,000 see §6.14):

$

6,000,000

(ii)                                  limitation: $25,000,000.00

(D)                               Contingent Obligations (other than Reimbursement Obligations, endorsements for deposit or collection in ordinary course, under Guaranty Agreements, or the RSC/Borrower Letter of Credit to the extent of $18,000,000) (§6.11):

(i)                                     actual amount as of Calculation Date:

$

3,000,000

(ii)                                  limitation:  $10,000,000.00

(iii)                               actual amount of RSC/Borrower Letter of Credit as of Calculation Date

$

6,000,000

(E)                                 Gross sales price of assets since date of Closing (§6.13):

(i)                                     actual amount as of Calculation Date:

None

(ii)                                  limitation:  $25,000,000.00

(F)                                 Investments in Excluded Domestic Subsidiaries since date of Closing (§6.14):

(i)                                     actual amount as of Calculation Date:

None

(ii)                                  limitation:  $1,000,000.00

(G)                                Investments in franchisees and other Investments of Borrower (§6.14)

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(i)                                     actual amount as of Calculation Date:

$

18,817,898

(ii)                                  limitation: $30,000,000.00

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